UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2023

Avenue Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38114 (Commission File Number)	47-4113275 (IRS Employer Identification No.)

1111 Kane Concourse, Suite 301

Bay Harbor Islands, Florida 33154

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Exchange Name
Common Stock	ATXI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 27, 2023, Avenue Therapeutics, Inc. (the “Company”) received a letter from the Staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the bid price of the Company’s common stock (“Common Stock”) had closed below $1.00 per share for 30 consecutive business days, and that, therefore, the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Minimum-Bid Price Requirement”), which sets forth the minimum bid price requirement for continued listing on The Nasdaq Capital Market.

Nasdaq’s notice has no immediate effect on the listing of the Common Stock on The Nasdaq Capital Market. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company is afforded a 180-calendar day grace period, through March 25, 2024, to regain compliance with the bid price requirement. Compliance can be achieved by evidencing a closing bid price of at least $1.00 per share for a minimum of ten (10) consecutive business days, although the Staff may, in its discretion, require compliance for a longer period of time (generally no more than 20 consecutive business days) during the 180-calendar day grace period.

If the Company does not regain compliance with the bid price requirement by March 25, 2024, the Company may be eligible for an additional 180-calendar day compliance period so long as it satisfies the criteria for initial listing on The Nasdaq Stock Market, other than the market value of publicly held shares requirement, and the continued listing requirement for market value of publicly held shares and the Company provides written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. In the event the Company is not eligible for the second grace period, the Nasdaq staff will provide written notice that the Common Stock is subject to delisting; however, the Company may request a hearing before the Nasdaq Hearings Panel (the “Panel”), which request, if timely made, would stay any further suspension or delisting action by the Staff pending the conclusion of the hearing process and expiration of any extension that may be granted by the Panel. There can be no assurance that the Company would be successful in its efforts to maintain the Nasdaq listing.

The Company intends to closely monitor the closing bid price of the Common Stock and consider all available options to remedy the bid price deficiency, but no decision regarding any action has yet been made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENUE THERAPEUTICS, INC.
(Registrant)

Date: September 28, 2023

	By:	/s/ David Jin
David Jin
Interim Principal Financial Officer and Chief Operating Officer